                                                                     Exhibit 4.9

             Incorporated Under the Laws of the State of Delaware


                       XM SATELLITE RADIO HOLDINGS, INC.

             8.25% SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK
                           PAR VALUE $0.01 PER SHARE


SEE REVERSE FOR RESTRICTIONS ON TRANSFER
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        This Certifies that ___________________________________ is the registered holder of _______________________________________________ Shares of
the capital stock of the above named corporation, fully paid and non-assessable, transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 8th day of August ____, 2000.




/s/ Signature                                   /s/ Signature
--------------------------                      ------------------------
        SECRETARY                                       PRESIDENT

THE OWNERSHIP OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION OF XM SATELLITE RADIO HOLDINGS INC. (THE "CORPORATION"), WHICH (1) PROHIBITS THE RECORD OR BENEFICIAL OWNERSHIP OF ANY SECURITIES BY ANY PERSON WHOSE OWNERSHIP THEREOF WOULD CONSTITUTE A VIOLATION OF SECTION 310(a) OR 310(b) OF THE COMMUNICATIONS ACT OF 1934, AS AMENDED, OR ANY SIMILAR SUCCESSOR FEDERAL STATUTES, AND (II) PROVIDES THAT THE CORPORATION SHALL HAVE THE RIGHT TO REDEEM ANY SECURITIES OWNED IN VIOLATION OF THE FOREGOING. A COPY OF THE RESTATED CERTIFICATE OF INCORPORATION IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICAATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEADGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN SHAREHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE SHAREHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR OT ITS TRANSFER AGENT AND REGISTRAR.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM         - as tenants in common                  UNIF GIFT MIN ACT - ........ Custodian..........
TEN ENT         - as tenants by the entireties                               (Cust)           (Minor)
IT TEN          - as joint tenants with right of        under Uniform Gifts to Minors Act...............
                  survivorship and not as tenants                                          (State)
                  in common

    Additional abbreviations may also be used though not in the above list.


        For Value Received,     hereby sell, assign and transfer unto
                           -----
                                                                       Shares
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represented by the within Certificate, and do hereby irrevocably constitute and
appoint                                                               , Attorney
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to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

        Dated                  ,
              -----------------  -------------
In present of
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